
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from the balance sheet and statement of income and is qualified in its entirety by reference such financial statements.
</LEGEND>

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          DEC-31-1996
<PERIOD-END>                               MAR-31-1996
<CASH>                                       4,008,939
<SECURITIES>                               186,005,098<F1>
<RECEIVABLES>                                1,714,663
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                             7,853,974<F2>
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                             199,582,674
<CURRENT-LIABILITIES>                            5,386
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                   199,389,015<F3>
<OTHER-SE>                                     188,273<F4>
<TOTAL-LIABILITY-AND-EQUITY>               199,582,674
<SALES>                                              0
<TOTAL-REVENUES>                             3,666,646<F5>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                               821,028<F6>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                              2,845,618
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                          2,845,618
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 2,845,618
<EPS-PRIMARY>                                        0<F7>
<EPS-DILUTED>                                        0<F7>

<F1>Includes Participating Insured Mortgages ("PIMs") of $151,256,748 and
mortgage-backed securities ("MBS") of $34,748,350.
<F2>Includes prepaid acquisition fees and expenses of $12,331,063 net of accumulated amortization of $6,386,272 and prepaid participation servicing fees of $4,086,532 net of accumulated amortization of $2,177,349.
<F3>Represents total equity of General and Limited Partners.  General
Partners'deficit ($115,645) and Limited Partners' equity $199,504,660.
<F4>Unrealized gain on MBS.
<F5>Represents interest income on investments in mortgages and cash.
<F6>Includes $388,409 of amortization of prepaid fees and expenses.
<F7>Net income allocated $85,369 to General Partners and $2,760,249 to Limited
Partners. Average net income per Limited Partner interest is $.22 on 12,770,261 Limited Partner interests outstanding.

